Exhibit 99.1
PROS Holdings, Inc. Names Andres Reiner as President and CEO
PROS Names Bill Russell as Non-Executive Chairman
Houston, Texas — November 15, 2010 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and margin optimization software solutions, today announced that it has named Andres Reiner as its new President and Chief Executive Officer. Effective immediately, Mr. Reiner succeeds Bert Winemiller as President and Chief Executive Officer, who is retiring from his positions as President and Chief Executive Officer and resigning from PROS’ board of directors. Bill Russell, PROS’ lead independent director has been named non-executive Chairman of the board of directors. Mr. Winemiller will remain with PROS in a transitional role ending December 31, 2010.
Mr. Winemiller stated: “I am very proud of the accomplishments of PROS during these past 12 years. It has been very rewarding to have led PROS during this period of growth and success and to have served with the over 350 employees of this great company. I am pleased with the appointment of Andres Reiner as President and Chief Executive Officer, and I wish Andres and PROS continued success in the future.”
Mr. Reiner joined PROS in 1999 and has held a series of positions at PROS with successively increasing responsibility, including Senior Vice President of Product Development and most recently Executive Vice President of Product and Marketing. In this role, Mr. Reiner was responsible for marketing, alliances, product management, and product development, and he was responsible in large part for PROS’ European growth and the expansion of the company’s sales and marketing efforts worldwide. Prior to joining PROS, Mr. Reiner held various management positions at a number of technology companies.
Mr. Russell has served as a director of PROS since 2008 and has also served as the lead independent director. Mr. Russell served in a number of senior-level roles in his more than 20 years at Hewlett-Packard, including Vice President and General Manager of the multi-billion-dollar Enterprise Systems Group. He also serves in a variety of roles on both public and private technology company boards, and he previously served on the boards of webMethods and Cognos.
Mr. Russell, non-executive Chairman, stated, “We are very excited to name Andres as President and Chief Executive Officer. Through his increasing responsibilities as a manager and executive at PROS, Andres has demonstrated his ability to advance the company in a number of key areas. Over the last year, PROS has significantly strengthened its management team, including the recent additions of Chris Jones as Chief Sales Officer, Pricing, and Tim Girgenti as Chief Marketing Officer, Pricing. We view the promotion of Andres as the next logical step in strengthening our management team. We are confident that under Andres’ leadership, the company will be well positioned for growth as customers increasingly recognize the profound and significant value that the PROS solutions offer.”
Russell added, “The board of directors is proud of the company’s accomplishments under Bert’s leadership. Bert has been instrumental in overseeing the growth and success of PROS, and in demonstrating the compelling return on investment of PROS’ pricing, revenue, and margin optimization solutions. Bert joined PROS in 1999 and led PROS through its initial public offering in 2007 and to its leadership position in the pricing and margin optimization market. We appreciate all Bert has done for PROS and wish him the best in his future endeavors.”
Mr. Reiner stated, “I also would like to thank Bert for his many years of leadership at PROS, and I appreciate the common purpose that the PROS board of directors and I share in taking PROS to the next level. The over 350 smart, dedicated people at PROS are doing great things to bring pricing excellence and compelling value to our customers. Customers have always come first at PROS and that’s not going to change under my leadership. We have a history of helping leading global companies realize the revenue and margin optimization benefits that our best-in-class solutions offer. I believe our performance is benefiting from the investments we made during a challenging economic period. We plan on continuing to invest in those areas that will provide greater awareness of the power of pricing, continued product leadership and greater worldwide scalability for serving customers. We’re continuing to innovate at a time when business leaders are realizing the significant impact our solutions can have on their financial performance, competitive leadership, and operational agility. I believe this dynamic will drive long-term benefits for all of our stakeholders.”
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on November 15, 2010, at 5:00 p.m. (ET) to discuss the company’s financial results. To access this call, dial (866) 362-4831 (domestic) or (617) 597-5347 (international). The pass code for the call is 74638546. Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 49042657. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and margin optimization software products, specializing in price analytics, price execution, and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100’s of simultaneous users and sub-second electronic transactions. PROS’ provides professional services to configure its software products to meet the specific pricing needs of each customer. PROS’ has implemented over 300 solutions across a range of industries in more than 40 countries.
Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 350 employees, more than 100 with advanced degrees and over 25 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.
Forward-looking Statements
This press release contains forward-looking statements, including statements about PROS’ growth and future performance, PROS’ focus on customers, the interest and demand for PROS’ products, the benefits and performance of PROS solutions and PROS’ investments in its solutions. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to (a) an adverse impact on the PROS business as a result of the change in management; (b) the continued slowdown in the economy and its effect on PROS’ sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (c) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (d) PROS’ ability to develop and sell new products and product enhancements with the required technical specifications and functionality desired by customers, (e) the ability of the market for enterprise pricing and margin optimization software to grow, (f) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business which it historically has provided, (g) PROS’ ability to maintain its current level of gross margins, (h) PROS’ ability to maintain historical maintenance renewal rates, (i) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto, (j) the costs of litigation related to the existing customer dispute and (k) PROS’ successful implementation of its solutions without modification or negotiation of contractual arrangements. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com
Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com